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Prospectus Supplement To Prospectus dated October 27, 2009	Filed Pursuant to Rule No. 424(b)(5) Registration No. 333-162555

4,800,000 Shares of Common Stock

MINES MANAGEMENT, INC.

        We are offering 4,800,000 shares of our common stock, par value $0.001 per shares, pursuant to this prospectus supplement and the accompanying base prospectus. See the sections entitled "Summary," "The Offering" and "Underwriting" beginning on pages S-6, S-8 and S-33 of this prospectus supplement, respectively. The common stock will be offered in the United States and in other jurisdictions other than Canada. The common stock offered hereby will not be qualified under the securities laws of any province or territory of Canada and may not be offered or sold, directly or indirectly, in Canada or to residents of Canada.

        Our common stock is listed on the NYSE Amex Equities exchange, or NYSE Amex, under the symbol "MGN," and on the Toronto Stock Exchange, or TSX, under the symbol "MGT." On March 2, 2011, the closing price for our common stock on the NYSE Amex was $3.58 per share and the closing price on the TSX was CDN$3.49 per share.

        For a description of our capitalization, see "Description of Common Stock," "Description of Preferred Stock" and "Description of Warrants" on pages S-30, S-32 and S-32 of this prospectus supplement, respectively.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 8 of the accompanying base prospectus and on page S-10 of this prospectus supplement, and the documents incorporated by reference herein or therein.

	Per Share	Total
Public offering price	$3.15	$15,120,000
Underwriting discount(1)	$0.1575	$756,000
Proceeds, before expenses, to us	$2.9925	$14,364,000

(1)
Does not include a corporate finance fee in the amount of 1% of the gross proceeds, or $0.0315 per share

        We have granted the underwriter an option to purchase from us, at a price equal to the public offering price, less the underwriting discount, up to an additional 720,000 shares of our common stock, to cover over-allotments, if any. See the section entitled "Underwriting" on page S-33 of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discount and commissions payable by us (not including the corporate finance fee) will be $869,400, and the net proceeds to us, before expenses, will be $16,518,600.

        The underwriter expects that the shares of common stock will be available for delivery in book-entry form through the facilities of The Depository Trust Company on or about March 8, 2011.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission or other regulatory body has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is March 3, 2011

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying base prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates, and our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying base prospectus and information incorporated by reference therein. To the extent that any statement made in this prospectus supplement or any free writing prospectus differs from those in the accompanying base prospectus, the statements made in the accompanying base prospectus and the information incorporated by reference therein are deemed modified or superseded by the statements made by this prospectus supplement.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement relates to a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering of our common stock. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus, together with the information described under the sections of this prospectus supplement entitled "Where To Find Additional Information" and "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        Prospective investors should be aware that the acquisition of the common stock described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus. See "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

        In this prospectus supplement, unless otherwise specified or the context otherwise dictates, the terms "Mines Management," "Company," "we," "us" and "our" refer to Mines Management, Inc. and our subsidiaries, unless it is clear that such terms refer only to Mines Management, Inc. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars and references to "$" are to United States dollars. References to "CDN$" are to Canadian dollars.

        The registration statement that contains the accompanying base prospectus (SEC File No. 333-162555) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC website or at the SEC office mentioned under the section of this prospectus supplement entitled "Where To Find Additional Information."

        THE COMMON STOCK OFFERED HEREBY WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO RESIDENTS OF CANADA.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Rooms. Our SEC filings are also available to the public on the SEC's website at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.minesmanagement.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus or any other report or documents we file with or furnish to the SEC.

        In addition, because we are traded on the Toronto Stock Exchange, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym "SEDAR." Information filed on SEDAR does not constitute part of this prospectus supplement, the accompanying base prospectus or any other report or document we file with or furnish to the SEC.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the information and any documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and documents incorporated herein and therein by reference and filed with the SEC that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, such things as those listed below:

  •
  comments regarding further exploration and evaluation of the Montanore Project, including drilling activities, feasibility determinations, including those in the Preliminary Economic Assessment, engineering and environmental studies, environmental, reclamation and permitting requirements and the process and timing and the costs associated with the foregoing;

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  the process and timing associated with the permitting process, including the issuance of biological opinions, a final Environmental Impact Statement and a record of decision and completion of wetland mitigation plans;

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  estimates of mineralized material;

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  financing needs including the financing required to fund the final phases of the advanced exploration program, delineation drilling program and bankable feasibility study;

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  sources of financing;

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  the sufficiency of working capital to complete the rehabilitation of the Libby adit and commence delineation drilling;

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  planned expenditures and cash requirements for 2011;

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  efforts to reduce costs, including reducing manpower;

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  results of the hydrological model and the effects thereof;

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  the search for potential exploration and development opportunities in the mining industry;

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  the possibility of challenges by environmental groups or others to our permitting efforts or planned exploration, development or mining activities;

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  potential completion of a bankable feasibility study and the costs associated therewith; and

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  markets for silver and copper.

        The words "estimate," "plan," "anticipate," "expect," "intend," "believe," "will," "may" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

  •
  the availability of experienced employees;

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  uncertainties associated with acquiring or developing new mines or mining operations, including uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and the ability to manage acquired assets or to achieve the goals of the acquisition;

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  the absence of any history of production;

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  the history of losses, which we expect to continue for at least the next three years;

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  the absence of proven or probable reserves, and uncertainty regarding whether reserves will be established at our Montanore Project;

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  the speculative nature of exploration for mineral resources, including variations in ore grade and other characteristics affecting mining and mineral recoveries which involves substantial expenditures and is frequently non-productive;

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  the need for additional financing to undertake the underground evaluation program and develop the Montanore Project;

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  financial market conditions and the availability of financing, or its availability on terms acceptable to us;

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  the availability, terms, conditions, costs, timing of, or delays in receiving required governmental permits and approvals;

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  the competitive nature of the mining industry;

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  risks inherent in the mining process, including geological, technical, permitting, mining and processing problems;

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  worldwide economic and political events affecting the supply of and demand for silver and copper and volatility in the market price for silver and copper;

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  ongoing reclamation obligations on the Montanore Project properties;

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  significant government regulation of mining activities;

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  uncertainty regarding changes in mining or environmental laws that could increase costs and impair our ability to develop our properties;

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  environmental risks;

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  uncertainty regarding title to some of our properties;

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  anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law, which may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our stockholders;

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  the broad discretion of management over the use of the net proceeds from this offering;

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  the volatility of the market price of our common stock;

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  the intention not to pay any cash dividends in the foreseeable future;

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  the potential depressive effect of this offering on the market price of our common stock;

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  future dilution of shareholders by the exercise of options and warrants, and the depressive effect on the stock price of the existence of a significant number of outstanding options and warrants;

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  full-ratchet anti-dilution provisions of certain outstanding warrants;

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  obligations under a long-term contract to sell our silver production; and

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  tax effects on non-U.S. stockholders of sale of their common stock.

        For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements, please see the section entitled "Risk Factors" on page S-10 of this prospectus supplement and the section entitled "Risk

Factors" on page 8 of the accompanying base prospectus and, to the extent applicable, the "Risk Factors" sections in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all forward-looking statements by these cautionary statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we can disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains the accompanying base prospectus and until the offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010;

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  our Proxy Statement on Schedule 14A filed in connection with our annual meeting of shareholders held on June 17, 2010, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 30, 2010;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 17, 2010, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 13, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the SEC on November 15, 2010;

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  Our Current Reports on Form 8-K, filed with the SEC on March 31, 2010, June 23, 2010, October 5, 2010, February 23, 2011 and March 2, 2011; and

  •
  The description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999, including any amendment or report filed for the purposes of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, at no cost, by writing or telephoning to:

Mines Management, Inc.
905 W. Riverside Avenue, Suite 311
Spokane, Washington 99201
Attn: James H. Moore, Vice President and Chief Financial Officer
(509) 838-6050

        Readers should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference. It does not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying base prospectus, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with the additional information described in this prospectus supplement under the headings "Where To Find Additional Information" and "Incorporation of Certain Information by Reference." You should also carefully consider the matters discussed under "Risk Factors" in this prospectus supplement, the accompanying base prospectus and in the documents incorporated herein and therein by reference.

Our Business

        Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. Our principal mineral property interest is the Montanore Project, an advanced exploration stage silver-copper project located in northwestern Montana.

        We acquired the Montanore Project in late 2002, together with the drill core and geologic, environmental, engineering and cost data developed by the previous owners. In May 2006, we acquired property that provided access to the 14,000 foot Libby adit. The Libby adit, when extended, will provide access to the Montanore deposit. Through this acquisition, we also received the State of Montana operating permit for the Montanore Project. We submitted revisions to the operating permit that allowed us to reopen the Libby adit in 2006 and to proceed with dewatering and rehabilitation of the adit. In March 2008, we obtained authorization from the State of Montana to resume the exploration activities started by the previous owner. Until the environmental review process for the Montanore Project is complete, however, we are prohibited from conducting exploration activities at the Libby adit.

        Since 2003, we have spent approximately $49.5 million on evaluation and updating of data, including that originating from previous owners, permitting activities, acquisition of equipment, construction of site infrastructure, and development and construction of a dewatering system. As currently planned, the advanced exploration and delineation drilling program includes the following:

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  Development and advancement of the Libby adit by 3,000 feet to access the deposit;

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  Drifting of approximately 10,000 feet and establishment of drill stations; and

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  Diamond core drilling of approximately 50 holes totaling approximately 50,000 feet.

        The objectives of our advanced exploration and delineation drilling program are to:

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  expand the known higher grade intercepts of the Montanore deposit;

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  develop additional information about the deposit;

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  assess and define the mineralized zone; and

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  provide additional geotechnical, hydrological and other data.

        Results of the drilling program, if successful, would provide data to assist in the completion of a bankable feasibility study and further optimization of the mine plan. The advanced exploration and delineation drilling program, through completion of a bankable feasibility study, is expected to cost an additional $20 to $25 million.

        Before we are able to advance the Montanore Project, we must obtain the requisite project approvals and permits from the U.S. Forest Service, or USFS, the State of Montana Department of Environmental Quality, or MDEQ, the U.S. Fish and Wildlife Service, and the Army Corps of

Engineers. A draft environmental impact statement was issued by the USFS and the MDEQ in the first quarter of 2009. The comment period has expired, and the USFS and MDEQ are responding to comments received. We anticipate that the required permits could be issued as early as the end of 2011. Until permits have been received, we will not be able to proceed with the underground evaluation program.

Preliminary Unaudited 2010 Financial Results

        We are in the process of finalizing our audited financial statements for the year ended December 31, 2010, but the audit process has not yet been completed. In order to provide potential investors with as current financial information as possible, set forth below is preliminary summary financial information. The information presented below are estimates and subject to the completion of our financial statements and audit for the fiscal year ended December 31, 2010. Actual results could differ materially from this presentation.

Summary Financial Data
(Unaudited)

Year Ended December 31, 2010
Statement of Operations Data	$16,839
Royalty revenue

Operating expenses
General and administrative	$4,322,560
Technical services	$3,658,927
Depreciation	$1,022,413
Legal, accounting, consulting	$542,632
Other	$231,740

Total operating expenses	$9,778,272

Loss from operations	$(9,761,433)

Balance Sheet Data
Current assets
Cash and cash equivalents	$4,866,840
Certificates of deposit	$1,519,797
Other	$208,319

Total current assets	$6,594,956

Property plant and equipment, net	$4,186,402

Available-for-sale securities	$3,720,994
Reclamation deposits	$1,236,846

Total assets	$15,739,198

Total Liabilities	$3,114,196

General

        Please see "The Company" in this prospectus supplement for additional information about our activities.

        Our principal executive offices are located at 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, and our telephone number is (509) 838-6050.

THE OFFERING

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our common stock. For a more complete description of our common stock, see the sections entitled "Description of Common Stock" in this prospectus supplement and the accompanying base prospectus.

Issuer	Mines Management, Inc.
Shares of common stock offered
4,800,000 shares, plus up to 720,000 additional shares that we will issue and sell in the event the underwriter exercises its 30-day option to purchase additional shares to cover over-allotments, if any.
Price to the public	$3.15 per share.
Shares of common stock outstanding before this offering	23,342,097 shares.(1)
Shares of common stock outstanding after this offering	28,142,097 shares of common stock (28,862,097 shares of common stock if the underwriter exercises its over-allotment option to purchase additional shares of common stock in full).(1)
Listing	Our common stock is listed for trading on the NYSE Amex, under the symbol "MGN," and the Toronto Stock Exchange, under the symbol "MGT."
Use of proceeds
The net proceeds to us from the sale of common stock offered hereby are expected to be approximately $13.8 million ($15.9 million if the underwriter exercises its over-allotment option to purchase additional shares of common stock in full) after deducting the underwriting discount and commissions and our estimated offering expenses. The proceeds are intended to be used for (i) the advancement of the permitting of our Montanore Project and the commencement of the delineation drilling program, which will include advancement of the adit, establishment of drilling stations and commencement of exploratory drilling and (ii) general corporate expenses, including the possible acquisition and exploration of new projects, properties or companies, as more fully described in the section entitled "Use of Proceeds" beginning on page S-27 of this prospectus supplement.
Risk factors
See the section entitled "Risk Factors" beginning on page 8 of the accompanying base prospectus and page S-10 of this prospectus supplement and, to the extent applicable, the "Risk Factors" sections of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the SEC for information you should consider before buying our common stock.

Transfer Agent	The transfer agent for our common stock is Computershare Trust Company, N.A. in Golden, Colorado.

(1)
Based on shares of common stock outstanding at December 31, 2010, and excludes:

•
2,504,000 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans, at a weighted average exercise price of $1.74 per share;

•
2,069,000 shares of common stock available for future grants under our equity incentive plans;

•
5,625,483 shares of common stock available upon the exercise of outstanding warrants at a weighted average exercise price of $4.50 per share; and

•
Approximately 70,000 shares of common stock reserved for issuance to holders of common stock of Heidelberg Silver Mining Company, Inc., or Heidelberg, in connection with a merger between Heidelberg and Newhi, Inc., a subsidiary of Mines Management, which merger was completed on April 15, 1988.

        To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock or securities convertible into common stock in the future, there will be further dilution to investors in this offering.

CONCURRENT PRIVATE OFFERING

        Substantially concurrently with this offering, we intend to offer on a private placement basis, an additional number of shares of our common stock equal to approximately 10% of the number of shares to be sold in this offering, which we sometimes refer to in this prospectus supplement as the Private Placement Shares, to one of our existing stockholders located outside the United States. The Private Placement Shares would be sold at the same price as the "Public Offering Price" set forth on the cover of this Prospectus Supplement, and would not be sold pursuant to the Underwriting Agreement. We have not received any commitments regarding the purchase of the Private Placement Shares.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider the discussion of risks on page 8 of the accompanying base prospectus, the risk factors set forth below and in the documents incorporated therein and herein by reference and the other information in this prospectus supplement before deciding to buy our common stock. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and the market price of our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and the market price of our common stock could be materially and adversely affected.

We have no proven or probable reserves.

        We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the SEC, on any of our properties, including the Montanore Project. The mineralized material identified to date in respect of the Montanore Project has not demonstrated economic viability and we cannot provide any assurance that mineral reserves with economic viability will be identified on that property.

        In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for us to advance the exploration of our Montanore Project by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity. If successful, the results of this drilling program would provide the basis for a feasibility study demonstrating with reasonable certainty that the mineralized material can be economically extracted and produced. We do not currently have sufficient data to support a feasibility study with regard to the Montanore Project, and in order to perform the drilling to support such feasibility study, we must first obtain the necessary permits to continue our exploration efforts. It is possible that, even if we obtain sufficient geologic data to support a feasibility study on the Montanore Project, the data will lead us to conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Montanore property, we may not be able to generate any revenues.

        Even if we discover mineral reserves on the Montanore property in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as Montanore will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

We may require additional financing after completion of this offering to complete our exploratory drilling program at the Montanore Project, which we may be unable to obtain.

        We are an exploration stage mining company and currently do not have sufficient capital to fully fund the activities needed to establish the economic feasibility of the Montanore Project. We have approximately $7.5 million of cash on hand, which would be increased by approximately $13.8 million of net proceeds of this offering. We estimate that our expenses in 2011 will be approximately $3.5 million for regulatory permitting activities and $4.0 million of general and administrative expenses assuming that permitting is not completed until the end of 2011. We estimate that, following the completion of permitting, the costs of completing the exploratory drilling program will be approximately

$20 to $25 million, plus general and administrative expenses during the period in which the drilling program is being conducted. Uncertainties surrounding the exploratory drilling program and, in particular, the permitting process, could require the project to take longer and cause costs to increase. Our cash in hand plus the proceeds of this offering will not be sufficient to complete the exploratory drilling program and prepare the bankable feasibility study, and additional financing will be required. We cannot guarantee that we would be able to obtain any of the additional financing that would be required after completion of this financing on commercially reasonable terms or at all, nor can we guarantee that we would be able to fund the activities required to complete a bankable feasibility study. Additional equity funding could be dilutive to existing stockholders. If we fail to obtain the necessary financing when needed, we may not be able to execute our planned activities and we may be forced to abandon exploration and development of the Montanore Project, which would have a material adverse effect on our growth strategy and our results of operations and financial condition.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

        If our exploration efforts at Montanore are successful, our current estimates indicate that we would be required to raise approximately $550 million in external financing to develop and construct the Montanore Project. Sources of external financing could include bank borrowings and debt and equity offerings. Even if a bankable feasibility study is completed, commodity prices, the then-current state of financial markets or other factors may make financing for the development of the Montanore Project unavailable. Financing has become significantly more difficult to obtain in the current market environment. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. If we cannot adequately finance our exploration of the Montanore property and its subsequent development, we will not be able to generate any revenues. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included in our periodic reports incorporated by reference into this prospectus supplement.

We may not be able to obtain permits required for development of the Montanore Project.

        In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We are required to obtain numerous permits for our Montanore Project. Obtaining the necessary governmental permits has been, and continues to be, a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. We have been engaged in renewing or pursuing permits since early 2005, and, under the most favorable timing, could have permits in place by the end of 2011. However, the process is controlled by the governmental agencies, and during the process these agencies have repeatedly missed anticipated deadlines. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, and its proximity to core habitat of certain protected species, including the grizzly bear and bull trout. In addition, a third party is seeking to permit another mining operation near the Montanore Project and if that effort were successful, the impact of that operation on the environment and on wildlife in the area would have to be taken into consideration in our permitting determinations and could make those determinations more difficult. Private groups dedicated to protection of the environment have been active in opposing permitting of projects in and near the Cabinet Wilderness Area.

        Mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. Permits are required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation, and compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act. An Environmental Impact Statement is required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Montanore Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the Montanore Project could result.

        The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits and, if obtained, that the permitting costs involved will not exceed available funds. Permitting costs through 2010 have been approximately $30 million, and it is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not have sufficient funds to proceed with the further exploration, development or operation of a mine at the Montanore Project.

We have a history of losses and we expect losses to continue.

        As an exploration company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for foreseeable future. For the fiscal years ended December 31, 2008 and 2009 and for the nine months ended September 30, 2010, we incurred losses of $10,768,116, $9,379,987 and $7,385,726, respectively. As of December 31, 2010, we had a deficit accumulated during the exploration stage of approximately $57.4 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no recent history of production.

        We have no recent history of producing silver or other metals and the process of achieving production has many uncertainties. The development of our Montanore Project would require that we establish resources, obtain approximately $550 million of financing, and construct and operate a mine, processing plant, and related infrastructure. During this process, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any operations may never achieve profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  design mining and processing facilities.

        If we discover ore at the Montanore Project, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change as a result of changes in commodity prices or other issues. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project.

Operation of a mine at the Montanore site will depend on our ability to recruit and retain qualified employees.

        If our exploration efforts at Montanore are successful and we are able to raise the necessary external financing to develop and construct the Montanore Project, our ability to conduct mining operations will depend in part upon our ability to attract, compensate and retain a sufficient number of qualified employees, including executive officers, managers, employees and other personnel knowledgeable about the mining business. Qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in areas near the Montanore Project, and the challenges in attracting and relocating qualified employees to the Montanore site may be considerable. If we are unable to hire and retain employees to operate our mine, any planned commencement of mining operations in the future would be delayed. Furthermore, increases in labor costs due to the competition for qualified employees and hiring employees represented by labor unions could render mining operations at Montanore uneconomical. Any such delays or any increases in labor costs could have a material adverse effect on our business and financial condition.

Our future profitability, and our ability to finance the development of the Montanore Project, will be affected by changes in the prices of metals.

        If we establish reserves, our ability to obtain a favorable feasibility study for the Montanore Project and obtain financing for the development of a mine, as well as our profitability and long-term viability will depend, in large part, on the market prices of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

  •
  supply of, and demand for, silver and copper;

  •
  speculative activities;

  •
  expectations for inflation; and

  •
  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended December 31, 2010, the high and low settlement prices for silver and copper were approximately $30.93 and $8.79 per ounce and $4.44 and $1.28 per pound, respectively.

We are subject to significant governmental regulations.

        Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

  •
  environmental protection;

  •
  management and use of toxic substances and explosives;

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  management of natural resources;

  •
  exploration and development of mines, production and post-closure reclamation;

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  taxation;

  •
  labor standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

        From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Montanore Project and to explore and develop other mineral projects.

We are subject to environmental risks.

        Mineral exploration and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The mining industry is intensely competitive.

        The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable properties or prospects for mineral exploration in the future.

Our future success is subject to risks inherent in the mining industry.

        Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

  •
  insufficient ore reserves;

  •
  fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;

  •
  significant environmental and other regulatory restrictions;

  •
  labor disputes;

  •
  geological problems;

  •
  failure of underground stopes and/or surface dams;

  •
  force majeure events; and

  •
  the risk of injury to persons, property or the environment.

We have ongoing reclamation obligations on the Montanore Project properties.

        Although we have posted bonds with the State of Montana to cover expected future mine reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

The title to some of our properties may be uncertain or defective.

        Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and millsite claims. Certain of our United States mineral and surface use rights consist of "unpatented" mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872, which we refer to in this prospectus supplement as the General Mining Law. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of our unpatented mining and millsite claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain. The Company has obtained a title opinion on the patented mining claims covering the Montanore deposit, but not on all of its patented mining claims. The Company has not obtained title opinions on any of its unpatented mining or millsite claims.

        Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor's Opinion which concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on October 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

        In addition, a consortium of environmental groups recently filed a lawsuit in the United District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the Bureau of Land Management, or BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the

BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit were to prevail, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our mining activities, and could significantly increase the cost of using federal lands at the Montanore Project for such ancillary facilities.

        In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation could, among other things, (i) adopt the millsite limitation discussed above, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, and (vi) impose royalties on silver and copper production from unpatented mining and millsite claims located on federal lands or impose fees on production from patented mining and millsite claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

        While we have no reason to believe that title to any of our properties is in doubt, title to mining properties is subject to potential claims by third parties claiming an interest in them. For example, on September 26, 2007, we filed a declaratory judgment in Montana state district court against parties who had located unpatented mining claims on surface land above our adit and over where our patented and unpatented mining claims, mill sites and tunnel sites are located. The defendants then asserted trespass claims against us relating to our use of our mining claims and millsites and the adit. The parties engaged in a mediation in 2009 which resulted in a settlement. Subsequently, however, one of the defendants claimed that a settlement had not been reached. As a result, we filed a motion to enforce the settlement reached in the mediation. Motions for reconsideration from all parties are pending. We do not believe that the defendants have valid claims that interfere with our right to use the adit to reach the Montanore deposit.

We are obligated by a right of first refusal agreement relating to our future silver production that may affect the willingness of third parties to enter into silver purchase agreements with us.

        In November 2007, we entered into a Right of First Refusal agreement with a significant stockholder that granted to that stockholder a 20-year right of first proposal and a right to match third-party proposals to purchase all or any portion of silver mined, produced or recovered by us in the State of Montana. The right does not apply to trade sales and spot sales in the ordinary course of business or forward sales, in each case, for which we receive no upfront payment. The existence of this agreement may make other potential buyers for silver we produce less likely to negotiate with us to purchase silver, since they would be subject to losing the silver bargained for. A reduction in the number of bidders for our silver could reduce the price we can obtain for silver we produce.

The market price of our common stock is subject to volatility and could decline significantly.

        Our common stock is listed on the NYSE Amex and the Toronto Stock Exchange, or TSX. Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. This volatility has been exacerbated in recent years because of global economic disruptions. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our liquidity, financial condition or results of operations as reflected in our quarterly earnings reports. Over the last three years, the closing price of our common shares as reported on the NYSE Amex has fluctuated from a low of $0.57 per share to a high of $4.31 per share. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

  •
  the extent of analyst coverage available to investors concerning our business is limited because investment banks with research capabilities do not follow our securities;

  •
  the trading volume and general market interest in our securities could affect an investor's ability to trade significant numbers of shares of our common stock;

  •
  the relatively small size of the public float will limit the ability of some institutions to invest in our securities; and

  •
  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the NYSE Amex and the TSX, further reducing market liquidity.

        As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value, and the purchase price of our common stock in this offering may not be sustainable. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Our shareholders are subject to future dilution by the exercise of options and warrants, and the existence of a significant number of options and warrants could depress the price of our common stock.

        As of December 31, 2010, we had 23,342,097 shares outstanding. As of that date, there were (i) options outstanding to purchase up to 2,504,000 shares of common stock at a weighted average exercise price of $1.74 per share and (ii) warrants outstanding to purchase 5,625,483 shares at a weighted average exercise of $4.50 per share. Historically, we have repriced stock options when the exercise price falls $1.00 or more below the prevailing market price of our common stock, but as of January 1, 2010, the Company no longer reprices stock options. 2,069,000 additional shares of common stock are available for issuance under our stock option plans. If we issue additional options or warrants, or if currently outstanding options or warrants to purchase our common stock are exercised, the investments of our shareholders would be further diluted. In addition, the potential for exercise of a significant number of options and warrants can have a depressive effect on the market price for our common stock.

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our outstanding common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $3.15 per share of our common stock, if you purchase shares in this offering, you will suffer immediate and substantial dilution of approximately $2.21 per share in the net tangible book value of the common stock. See "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

The issuance of additional common stock may negatively impact the trading price of our common stock.

        We have issued equity securities in the past, will issue equity securities in this offering and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options and warrants to purchase our common stock may be exercised and additional options and warrants be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock, including the shares of common stock issued by us in the offering, would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

The exercise price of some of our outstanding warrants may be reduced by this offering.

        As of December 31, 2010, we had outstanding warrants to purchase 2,207,183 shares of common stock that contain "full ratchet" antidilution provisions, meaning that if our common stock is issued at a price lower than the exercise price of the warrants, the exercise price of the warrants is reduced to the issue price of the common stock so issued. The exercise price of the warrants was originally $8.25 per share, and has been reduced to $2.56 per share as a result of these antidilution provisions. Accordingly, if the purchase price of the common stock in this offering is less than $2.56 per share, the exercise price would be reduced to that price and the investments of our stockholders could be diluted if such warrants are exercised. The outstanding warrants that contain the antidilution provisions described above originally expired in October 2010, and we have extended their expiration until October 2011.

Anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our shareholders.

        Certain provisions of our articles of incorporation and bylaws and of Idaho law could discourage, delay or prevent a merger, acquisition, or other change of control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of common stock of our company. Specifically, our articles of incorporation divides our board of directors into three classes having staggered terms of office. This may prevent or frustrate attempts by our shareholders to replace or remove our management. We have also implemented a shareholders rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our board of directors has also approved employment agreements with certain of our executive officers that include change of control provisions that provide severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of us. These agreements could affect the consummation of and the terms of a third party acquisition. We are also subject to provisions of Idaho law that could have the effect of delaying, deferring or preventing a change in control of our company. One of these provisions prevents us from engaging in a business combination with any interested shareholder for a period of three years from the date the person becomes an interested shareholder, unless specified conditions are satisfied.

There are differences in U.S. and Canadian requirements for reporting of resources and mineralization, and we utilized the Canadian reporting of resources in our recent Preliminary Economic Assessment, or PEA. Some information required by Canadian reporting is not permitted under SEC guidelines.

        The mineralization figures presented in the documents incorporated by reference in this prospectus and our press releases and other public statements that may be made from time-to-time are based upon estimates made by independent geologists. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Although we are a U.S. company traded on the NYSE Amex, we also report estimates of resources that are prepared in accordance with Canadian standards because we are also traded on the Toronto Stock Exchange and are thus subject to Canadian reporting requirements. These resource estimates were prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. In early 2011, we completed a Preliminary Economic Assessment, or PEA, that was prepared in accordance with NI 43-101 reporting standards. The reporting standards required by NI 43-101 are different from the standards generally permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Accordingly, information concerning descriptions of mineralization contained in our public filings may not be comparable to information, including the PEA, we file with Canadian securities authorities.

        Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC by issuers incorporated in the United States. Under SEC rules, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of a feasibility study or other economic evaluations, but they were considered in the PEA. Accordingly, U.S. investors should not place undue reliance on the PEA, and should not assume that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resource will ever be upgraded to a higher category.

Our management could have broad discretion over the use of a portion of the net proceeds from this offering, and you will not necessarily know how the proceeds are to be used. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        As described under the heading "Use of Proceeds" below, we may use the net proceeds from this offerings for a number of general corporate purposes, including, among other things, the funding of acquisitions or exploration or development of properties other than Montanore. Therefore, particularly with respect to the portion of proceeds allocated to general corporate purposes, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you may not have the opportunity to approve any particular acquisition or to assess whether the proceeds are being used in a manner of which you approve. It is possible that the proceeds will be invested in ways that do not yield a favorable, or any, return for us.

Acquisitions and business integration issues will expose us to risks.

        We may, in the future, engage in targeted acquisitions. Any acquisition that we make may change our business and operations, and may expose us to new geographic, political, operating, financial, governmental, environmental and geological risks. Our success in acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and successfully integrate the acquired operations. Any acquisition would be accompanied by risks. We may expend considerable resources on pursuing an acquisition candidate, including on due diligence and negotiations, and we may ultimately not prove successful in completing the acquisition. Even if successful in completing the acquisition, the acquisition may present problems. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, our existing stockholders may suffer substantial dilution. Alternatively, we may choose to finance any such acquisition with existing resources which could materially affect our liquidity and the availability of funds to invest in the Montanore Project. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with any acquisition.

We do not intend to pay any cash dividends in the foreseeable future.

        We have never paid cash dividends and any future decision as to the payment of cash dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. We intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock.

Non-U.S. Holders who own, or in certain cases have owned, directly or constructively, more than 5% of our common stock will generally be subject to U.S. federal income tax on gain realized on the disposition of such stock.

        We believe that we are a "United States real property holding corporation," or a "USRPHC," for U.S. federal income tax purposes because the fair market value of our "United States real property interests" (primarily mining properties) equals or exceeds 50% of the fair market value of all of our trade or business and real property assets. As a result, a "non-U.S. Holder" (as defined in "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders," below) will generally be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock if such non-U.S. Holder has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (a) the five-year period ending on the date of sale or other disposition and (b) the non-U.S. Holder's holding period in such stock. Non-U.S. Holders who may own, or may have owned, directly or constructively, more than 5% of our common stock should consult their own U.S. income tax advisors concerning the consequences of disposing of such stock.

THE COMPANY

Overview

        Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 20, 1947. Our principal executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201, and the telephone number at that office is (509) 838-6050. Our Internet address is www.minesmanagement.com. Information contained on our website is not a part of this prospectus supplement or the accompanying base prospectus or the documents incorporated herein or therein by reference.

The Montanore Project

        Our principal mineral property interest is the Montanore Project, an advanced exploration stage silver-copper project located in northwestern Montana. We are in the process of re-permitting the Montanore Project, upon completion of which we will continue with our advanced exploration and delineation drilling program. The results of this program will determine the feasibility for development of the Montanore Project. None of our properties is currently in production.

Non-Reserves—Mineralized Material

        The estimate of mineralized material set forth below was prepared by Mine Development Associates, Inc., or MDA, in 2005. The estimate was prepared in accordance with SEC Industry Guide 7.

Mineralized Material Estimate in accordance with U.S. SEC Industry Guide 7

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Mineralized Material	81,506,000	2.04	0.75%	1.0

History

        The Montanore Project was owned by Noranda Minerals Corporation, or Noranda, between 1988 and 2002. During that time, the project received a record of decision approving a plan of operations from the U.S. Forest Service, or USFS, and the State of Montana, as well as all other permits required for the project, allowing Noranda to proceed with full operations, but the project was never put into operation. From 1988 to 2002, we held royalty rights to a portion of the deposit. In 2002, Noranda announced that it was abandoning the project, and subsequently transferred to us by quitclaim deed the patented and unpatented mining claims that control the mineral rights, and all drill core and intellectual property, including geologic, environmental and engineering studies, relating to the Montanore Project.

        In May 2006, we acquired two Noranda subsidiaries that held title to the Montanore property, providing access to the 14,000 foot Libby adit which, when extended, will provide access to the Montanore deposit. Through this acquisition, we also received the Hard Rock Operating Permit 150 that covers certain exploration activities and the Montana Pollution Discharge Elimination System water discharge permit for the Montanore Project. The 14,000 foot Libby adit was constructed in the early 1990s by previous operators. The adit stops approximately 3,000 feet short of the deposit. Prior to our activity in 2006, there were no plant, equipment, subsurface improvements or equipment other than the Libby adit, which was plugged and in reclamation. During the third quarter of 2006, we reopened the adit and completed initial water testing to determine the treatment method for water discharged from the adit. The necessary permit revisions were received in November 2006 to undertake an underground evaluation drilling program. We own water rights associated with the Montanore property that we believe will be sufficient for proposed mining activities.

Advanced Exploration and Delineation Drilling Program

        The objectives of our underground evaluation drilling program are to:

  •
  expand the known higher grade intercepts of the Montanore deposit;

  •
  develop additional information about the deposit;

  •
  further assess and define the mineralized zone; and

  •
  provide additional geotechnical, hydrological and other data.

The stages of the advanced exploration and delineation drilling program, and activities undertaken to date in each stage, are set out below:

  Stage 1—Dewatering and Adit Rehabilitation

        With the exception of the first 600 feet, the length of the Libby adit contains water. During this stage of the evaluation drilling program, we have developed a plan to dewater the adit and to treat the discharged water using ultra-filtration and possibly chemical pre-treatment so that discharged water, both during the dewatering process as well as during development of the adit and drilling program, meets state and federal water quality standards. In 2007, we completed the design, procurement, engineering construction, start-up and pilot scale tests of the $1.3 million water treatment plant. In 2008, we continued to install and test the underground water pumping stations and sumps, and in early 2009 we proceeded with dewatering. We have retained an independent contractor, Small Mine Development, LLC, to manage the adit advancement and the drilling program. It has completed engineering for a new nitrate removal addition to the water treatment facility and installation of the initial sumps and pumping system, consisting of two declining drifts each approximately 80 feet long and 15 × 15 inches. Two sumps and a decanting system were placed into service at the 7,200 foot level of the adit during the third quarter of 2008. These sumps are part of the overall dewatering system designed to clarify water from the adit before sending it to the water treatment plant on the surface. Construction of the nitrate system is scheduled to start when timing of the receipt of permits is more certain, and to be completed prior to beginning the extension of the adit to reach the ore body. Current operations on the Libby adit include continued operations on the Montanore site water treatment system and dewatering of the decline.

        Concurrent with dewatering, we started rehabilitating the adit, which involves, among other activities, scaling the walls, installing new roof bolts and extending electricity, ventilation and dewatering infrastructure into the adit. Power for the planned evaluation drilling program will be provided by three on-site Cummins 800 KW generators. In the fourth quarter of 2006, we purchased a site generator and erected a warehouse building at the Libby adit site, along with an office and employee change facility. In 2007, an initial order of electrical supplies, ventilation material, pumping equipment, and ground control roof bolts and supplies was delivered to the site. Construction of a dry storage structure for inventory was completed in the fall of 2007. The initial fleet of surface equipment and underground equipment was purchased at a cost in excess of $6 million and delivered in the third and fourth quarters of 2007. During 2008, we added six additional staff and purchased additional equipment. Construction of the sumps has allowed us to test most of the mining equipment that will be used during the adit advancement and future exploration activities. To date, infrastructure placed in the decline includes a refuge chamber, mine power center and temporary pump station, along with the previously installed sumps and pumping system at the 700 ft. location. On April 30, 2009, SMD was demobilized, and the decline is now in a standby mode, until the environmental review process is complete. We are prohibited from doing further work in the adit until the USFS approves an operating plan for Montanore. Total costs for Stage 1 activities are approximately $7.3 million, of which approximately $5.3 million had been spent by December 31, 2010.

  Stage 2—Advancement of Adit, Drifting and Establishment of Drill Stations

        Once the permitting process is complete and the adit rehabilitation completed, we plan to advance the adit approximately 3,000 feet towards the middle of the deposit. Following the advancement of the adit, we expect to commence 10,000 feet of development drifting, which will be necessary to provide drill access. Once drifting is underway we would also begin to establish drill stations. The process of drifting and the establishment of drill stations would continue throughout the remainder of the program. We estimate that Stage 2 would cost approximately $5.0 million.

  Stage 3—Phase I Delineation Drilling

        In Stage 3 of the advanced exploration and delineation drilling program, we expect to commence approximately 25,000 feet of delineation diamond core drilling of approximately 40 holes. We expect to spend approximately $0.5 million on Phase I delineation drilling. We also expect to spend approximately $12.7 million (in addition to amounts set forth above) during Stages 1, 2 and 3 on site operating and capital costs, optimization studies and general corporate support, $8.5 million of which had been spent by December 31, 2010.

  Stage 4—Phase II Drilling and Bankable Feasibility Study

        During this stage, we anticipate completing an additional 25,000 feet of diamond core drilling, undertaking additional metallurgical and geotechnical testing and analysis, and if the results of our exploration are successful, preparing for and completing a bankable feasibility study at an estimated cost, with site operating and capital costs, of approximately $10.0 million. A feasibility study and report would provide the basis for financing the development of the project, currently estimated to require approximately $550 million in external financing.

        We are currently conducting trade off studies, reviewing the geology, and performing initial engineering reviews to improve our estimates of the projected costs and schedule for the final three stages of the program. We expect that, following completion of permitting, Stages 2, 3 and 4 would take approximately 18 months.

Permitting and Environmental

        In order to advance the Montanore Project past the exploration stage, we must obtain the requisite approvals, permits and opinions from the USFS, the Montana Department of Environmental Quality, or Montana DEQ, the Army Corps of Engineers and the U.S. Fish and Wildlife Service. In 2004, the USFS and the Montana DEQ began a joint review of the Montanore Project. As part of this process, the USFS and Montana DEQ completed a draft environmental impact statement, or DEIS, in March 2009, evaluated the environmental impacts of the project, circulated the DEIS to the Environmental Protection Agency, or EPA, and to the public for comment. The USFS and Montana DEQ have been analyzing and responding to those comments and have required preparation of a supplemental draft environmental impact statement, or SDEIS, to address certain issues related to the Montanore Project, including wetlands mitigation, water quality analyses, and the placement and impact of the transmission line. We anticipate that the SDEIS could be issued by the agencies in the first half of 2011, which would be followed by a public comment period. The issuance of the SDEIS is expected to be coordinated with the public notice and subsequent public comment period for the 404 permit, discussed below.

        To date, the USFS and the Montana DEQ continue to incorporate new technical information, assess mitigation of environmental impacts, and evaluate reasonable alternatives in order to address comments on the DEIS from the public and the EPA. Specifically, based on comments concerning the transmission line alternatives presented in the DEIS and following an extensive analysis, the USFS and Montana DEQ selected their preferred alternative for the transmission line location. This decision will now enable various aspects of the environmental review process to advance.

        As part of our permitting process, the USFS must undertake certain biological assessments and submit draft reports of these assessments to the U.S. Fish and Wildlife Service, or FWS, for consideration in connection with the FWS's biological opinions addressing the impact of the project on threatened and endangered species, including grizzly bear and bull trout. The issuance of the biological opinions by the FWS is required prior to the completion of a record of decision. The USFS is working on a draft of the fisheries biological assessments and now that the transmission line alternative has been selected, the draft can incorporate the grizzly bear biological assessment is expected to be submitted by the USFS to the FWS in the first six months of 2011. FWS must then prepare a biological opinion, or B.O., on the acceptability of the projected impacts and identify any conditions or mitigation measures necessary to reduce impacts and to protect those species. The FWS's final B.O. could be completed and delivered by the end of 2011.

        As part of the development of a final EIS and the determination of the agencies' preferred alternatives, the U.S. Army Corps of Engineers, or Corps, must complete an analysis of potential project discharges of dredged or fill material into waters of the United States, including wetlands. Such discharges are regulated by Section 404 of the Clean Water Act which requires a permit before dredged or fill material may be discharged. We and the agencies have collaboratively developed wetlands mitigation options and a permit application for a 404 fill discharge permit from the Corps for the tailings impoundment site, including a related off-site wetlands mitigation measure, is being finalized. The Corps is expected to issue its determination that our proposed tailings site is the Least Environmentally Damaging Practicable Alternative, which is the first step in this 404 permit approval process, in the first half of 2011. The agency is expected to issue a public notice of the proposed 404 permit at the same time the SDEIS is issued by the USFS. The subsequent public comment period for this 404 permit is anticipated to run concurrently with the SDEIS public comment period.

        Issuance of a Record of Decision, or ROD, by the USFS approving our proposed Mine Plan of Operations is the final step of the federal approval process and can occur only after the final FWS biological opinion, the 404 dredge and fill discharge permit and the final EIS have been issued. Following the ROD, the other agencies would be expected to issue their permits relating to mine development activities, including amendments to the hard rock mining permit and the MPDES permit, over a 6 month period. Once the USFS issues a ROD, we would be authorized to commence its planned advanced exploration and delineation drilling program. No further authorization would be required by the State of Montana for the exploration program, which received State approvals in 2006.

        Based on the estimated timing of the SDEIS and issuance of biological opinions, we believe that the agencies could issue a record of decision as early as the end of 2011. While we are providing information to the various state and federal agencies when requested and is actively engaged in working with such agencies, most of the timing issues surrounding the issuance of the EIS, biological opinion and environmental permits are beyond our control. Accordingly, no assurance can be given regarding the timing of the issuance of permits and approvals.

Engineering

        In May 2006, McIntosh Engineering and Hatch Ltd. completed a Cost Update Study and generated a draft report for the project. This report included engineering optimization, engineering review, cost updates, mine planning, and other aspects of the project. The report also provided additional optimization opportunities that will be evaluated as part of the on-going internal engineering work currently underway.

        As part of the mine planning effort, we assembled all of the geologic information developed by Noranda and another previous owner for the project and incorporated the information into the Vulcan mine modeling package. This 3-dimensional geologic model is a critical first step in further evaluating mine planning activities and projection of ore zones. This information was also used to develop the underground drilling targets for the evaluation drilling program.

        Engineering refinement and geology work continues at Montanore using existing information. Geology confirmation mapping is beginning with the advance of the rehabilitation down the decline. Currently, hydrological studies are being carried out for the creation of a hydrological model for the rock formations being crossed by the decline. Ongoing optimization and trade-off studies will help prepare assumptions that will be used in development of a feasibility study on the Montanore Project.

Preliminary Economic Assessment

        On December 22, 2010, we announced the completion of a Preliminary Economic Assessment, or PEA, for the Montanore Project. The PEA was prepared to provide guidance on the potential viability of the Montanore Project and the basis for the continuation of exploration activities. Because of the uncertainties associated with any mineral deposit that, like the Montanore Project, does not have reserves, the PEA should not be relied on to value the Montanore Project, nor should it be considered to be a feasibility or pre-feasibility study.

        The PEA did not update the mineral resource analysis of the Montanore deposit completed in October 2005 by Mine Development Associates, or MDA Report. Mineralized material, as set forth in the MDA Report, is 81.5 million short tons of material grading 2.04 oz/short ton silver and 0.75% copper with a cutoff grade of 1.0 oz /short ton silver.

        The PEA assumed pricing of the estimated Montanore resources based on a three year trailing average at August 16, 2010 (i.e. $3.10 per lb. for copper and $15.00 per ounce for silver) and developed cost estimates for development of the Montanore Project. Initial capital costs for the project were estimated to be $552.3 million (with a ± 35% accuracy). The PEA assumed that the project would utilize conventional grinding and flotation processing techniques at a processing rate of 12,500 short tons per day.

        The PEA concludes that the Montanore Project "demonstrates favorable economic potential" which justifies "commencement of a resource evaluation program and subsequent pre-feasibility study."

        On February 3, 2011, the PEA was filed in Canada in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects. The technical report summarizing the results of the PEA was prepared by or under the supervision of Mr. Chris Kaye and Mr. Geoffrey Challiner of Mine and Quarry Engineering Services, Inc. of San Mateo, California, each of whom is an independent "Qualified Person," as such term is defined in Canadian National Instrument 43-101.

Description of Royalties on our Patented Mining Claims

        The HR 133 and HR 134 patented mining claims, which cover the Montanore deposit, are burdened by a production payment obligation of twenty cents ($.20) per ton of ore extracted and milled therefrom, pursuant to (i) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Atlantic Goldfields Inc. and Montana Reserves Company, and (ii) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Jascan Resources Inc. and Montana Reserves Company. The production payment is calculated based upon "the total number of measured, indicated and inferred reserves, as defined by the American Association of Professional Geologists, on the Premises, as calculated and described in the independent feasibility study prepared for project financing purposes, and payable after the end of each six month period following Commencement of Commercial Production." "Commencement of Commercial Production" is defined in the Purchase and Sale Agreements as "the last day of the first period of thirty (30) consecutive days during which Commercial Production from the Property has occurred." "Commercial Production" is defined in the Purchase and Sale Agreements as "the production of concentrate from the Property on a regular basis, from the treatment of ore and not less than sixty percent (60%) of the concentrator's rated capacity, or rated capacity of the concentrator specified by the independent feasibility study, but excluding ore treated or concentrate produced for testing purposes." That production payment obligation terminates at such time as the "total number of reserves from the (properties), measured and calculated as specified above, has been extracted and milled."

        The Johnstone Group of patented mining claims is burdened by a production royalty of 5% of the net smelter returns from the sale of all ores, minerals or mineral substances mined, removed and sold therefrom, pursuant to that Quitclaim Deed dated April 11, 1989, from Mark J. and Sandra J. Fennessy, Michael E. and Mary E. Fennessy, Robert E. and Mary Agnes Gillespie, Robert J. and Linda D. Uithof, Helen M. Knight and J.L. Knight, and Catherine Church and Charles W. Luscher, as grantors, and Noranda Minerals Corp., as grantee. "Net Smelter Returns" is defined in that Quitclaim Deed as the gross proceeds received by the grantee from the sale of all ores, minerals or mineral substances mined, removed and sold from the properties, less "(a) all costs of handling, weighing, sampling, determining moisture content and packaging such material and transporting it to the smelter, refinery or other point of sale (exclusive of costs of mining, milling, or processing other than smelting or refining); (b) ad valorem taxes, severance taxes, and such other taxes as are imposed upon the production; and (c) all smelting, refining, and treatment charges and penalties charged by a smelter, refinery or other purchaser for such production."

Potential Acquisition and Exploration Activity

        We may use a portion of the proceeds of this offering to finance the acquisition and exploration of mining properties, projects or companies, should opportunities arise. Pursuit of potential acquisitions could result in curtailed spending or re-allocated spending with respect to the use of proceeds discussed in this prospectus supplement. See "Use of Proceeds" and "Risk Factors—Acquisitions and business integration issues may expose us to risks" above in this prospectus supplement.

Other Properties

        We also own certain patented and unpatented mining claims on zinc properties in northern Washington State, referred to as the Iroquois and Advance properties. We have not conducted mining activities on these properties since the 1960s. In December 2007, we completed an impairment analysis of the carrying values of the Iroquois and Advance properties relative to their immediate development potential. In connection with that evaluation, we wrote off the capitalized costs associated with the properties in the amount of $226,000 which had been recorded in connection with mining activity that occurred in the 1950s. We continue to hold the real property, mining claims, and patented claims underlying the Iroquois and Advance properties; however, such property, mining claims, and patented claims do not have any book value in our consolidated financial statements. We also generate minor income from a working interest royalty, acquired more than 40 years ago, in several producing oil wells located in Kansas.

USE OF PROCEEDS

        The net proceeds from the sale of the shares of our common stock in this offering are estimated to be approximately $13.8 million, after deducting the underwriting discount and corporate finance fee of $907,200 and estimated offering expenses payable by us of $375,000 ($15.9 million if the underwriter's over-allotment option is exercised in full).

        We intend to use the net proceeds from the sale of the common stock offered by this prospectus supplement for (i) the advancement of the permitting process for our Montanore Project and the commencement of the delineation drilling program, which will include advancement of the adit, establishment of drilling stations and commencement of exploratory drilling and (ii) for general corporate purposes, including possible acquisition and exploration of new mining properties. The allocation of proceeds dedicated to the Montanore Project will depend on the timing of permitting. If permitting proceeds quickly, more proceeds will be spent on the delineation drilling program and less on general corporate purposes. Conversely, the longer the permitting process, the greater the use of proceeds for general and administrative expenses and general corporate purposes and less that will be available for expenses directly associated with the Montanore Project.

        Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in U.S. treasury bills or highly liquid short-term, investment grade, interest-bearing securities.

        Depending on the timing of permitting or other issues that may delay our ability to complete a bankable feasibility study relating to the Montanore Project, and other opportunities that might be presented to us, we may utilize a portion of the proceeds on acquisition and exploration activity on new mining properties. To the extent that proceeds are used in acquisitions, that would reduce funds available for the Montanore Project.

 CONSOLIDATED CAPITALIZATION

        The following table sets out our consolidated capitalization as of December 31, 2009 (audited) on an actual basis and as of September 30, 2010 (unaudited) on an actual basis and as adjusted to give effect to the receipt of net proceeds of this offering and the application of the net proceeds as described in the "Use of Proceeds" on page S-27 of this prospectus supplement. This information should be read in conjunction with, and is qualified in its entirety by, our consolidated audited financial statements and unaudited financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, which are incorporated by reference in this prospectus supplement.

		September 30, 2010
	December 31, 2009 Actual
		Actual	As Adjusted(1)(2)
	(audited)	(unaudited)	(unaudited)
Cash and cash equivalents	$6,090,169	$873,866 (3)	$14,711,666
Long-term liabilities	$394,899	$409,572 (4)	$409,572
Stockholders' equity
Preferred stock (no par value, 10,000,000 authorized)	—	—	—
Common stock ($0.001 par value, 100,000,000 authorized; 22,944,683 shares issued and outstanding as of December 31, 2009; 23,100,109 shares issued and outstanding as of September 30, 2010; 27,900,109 shares issued and outstanding as of September 30, 2010, as adjusted to give effect to this offering)(5)	$22,945	$23,100	$27,900
Additional paid-in capital	$66,908,698	$68,455,818	$82,288,818
Accumulated deficit	$(1,117,306)	$(1,117,306)	$(1,117,306)
Deficit accumulated during the exploration stage	$(46,734,115)	$(54,119,841)	$(54,119,841)
Accumulated other comprehensive loss	$(580,616)	$(37,882)	$(37,882)
Total liabilities and stockholders' equity	$20,476,825	$15,110,868	$28,948,668

(1)
Amounts shown reflect the issuance of 4,800,000 shares of our common stock at an offering price of $3.15 per share in the offering. Amounts shown are net of the underwriter's discount and estimated expenses.

(2)
Assumes the underwriter's overallotment option is not exercised. If the underwriter's overallotment option were exercised in full, Cash and cash equivalents, Common stock, Additional paid-in capital and Total liabilities and stockholders' equity would be $16,833,586, $28,620, $84,410,018, and $31,070,588, respectively.

(3)
Excludes approximately $6.5 million held, as of September 30, 2010, in certificates of deposit maturing in less than one year.

(4)
Excludes $1,033,759 of long-term derivative liability associated with outstanding common share purchase warrants which have exercise price reset features.

(5)
Excludes, as of September 30, 2010:

•
2,731,000 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans, at a weighted average exercise price of $1.78 per share;

•
1,967,000 shares of common stock available for future grants under our equity incentive plans;

•
5,793,668 shares of common stock available upon the exercise of outstanding warrants at a weighted average exercise price of $4.44 per share; and

•
Approximately 70,000 shares of common stock reserved for issuance to holders of common stock of Heidelberg Silver Mining Company, Inc., or Heidelberg, in connection with a merger between Heidelberg and Newhi, Inc., a subsidiary of Mines Management, which merger was completed on April 15, 1988.

 DILUTION

        If you purchase shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our unaudited net tangible book value as of December 31, 2010 was approximately $12,625,000 million, or approximately $0.54 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding.

        After giving effect to the sale by us of 4,800,000 shares of common stock in this offering at a public offering price of $3.15 per share, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2010 would have been approximately $26,462,800 million, or approximately $0.94 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.40 per share to existing stockholders and an immediate dilution of approximately $2.21 per share to investors in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share		$3.15
Net tangible book value per share as of December 31, 2010	$0.54
Increase per share attributable to new investors	$0.40
As-adjusted net tangible book value per share after this offering		$0.94
Dilution per share to new investors		$2.21

        To the extent that our outstanding options, warrants or similar rights are exercised, investors in this offering may suffer additional dilution.

        The information in the table above is based on shares of common stock outstanding at December 31, 2010, and excludes:

  •
  2,504,000 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans, at a weighted average exercise price of $1.74 per share;

  •
  2,069,000 shares of common stock available for future grants under our equity incentive plans;

  •
  5,625,483 shares of common stock available upon the exercise of outstanding warrants at a weighted average exercise price of $4.50 per share; and

  •
  Approximately 70,000 shares of common stock reserved for issuance to holders of common stock of Heidelberg Silver Mining Company, Inc., or Heidelberg, in connection with a merger between Heidelberg and Newhi, Inc., a subsidiary of Mines Management, which merger was completed on April 15, 1988.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is listed on the NYSE Amex under the symbol "MGN" and on the TSX under the symbol "MGT." On March 2, 2011, the closing price for our common stock on the NYSE Amex was $3.58 per share and the closing price on the TSX was CDN$3.49 per share.

        The following table sets forth, for the periods and the stock exchanges indicated, the reported high and low market closing prices per share of our common stock.

	NYSE Amex		Toronto Stock Exchange
	High	Low	High	Low
	($)		(CDN$)
2011:
First Quarter (through March 2, 2011)	4.30	2.83	4.04	2.68
2010:
Fourth Quarter	4.22	2.11	4.12	2.23
Third Quarter	2.51	1.45	2.33	1.56
Second Quarter	2.90	1.68	2.82	1.93
First Quarter	3.47	2.33	3.38	2.57
2009:
Fourth Quarter	3.47	2.05	3.57	2.27
Third Quarter	4.43	2.20	3.05	1.54
Second Quarter	2.15	1.10	2.40	1.41
First Quarter	2.12	1.03	2.52	1.62

        We have not declared or paid cash dividends on our common stock since our inception. Future dividend decisions will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. We intend to retain our earnings, if any, to finance the growth and development of our business.

DESCRIPTION OF COMMON STOCK

        Our authorized common stock capital consists of 100,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2010, there were 23,342,097 shares of common stock issued and outstanding.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

        Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

        In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

        Our common stock is not redeemable or convertible.

Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus supplement will be, fully paid and nonassessable.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation and our bylaws because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Computershare Trust Company, N.A. in Golden, Colorado is the transfer agent and registrar for our common stock.

Shareholder Rights Plan

        All shares of our common stock are issued with preferred share purchase rights attached thereto. On June 18, 2009, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $12.00 in cash, subject to adjustment, if and when the rights become exercisable. Each one-thousandth of a share of Series A Junior Participating Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the right does not give its holder any dividend, voting, or liquidation rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of June 18, 2009, between us and Computershare Trust Company, N.A., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 20% or more) of our common stock. If any person or group acquires 20% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person or group) will entitle the holder to purchase our common stock or common stock of the acquiring company having a market value of approximately two times the $12.00 exercise price. The rights expire on June 18, 2019, and can be redeemed by us at any time prior to their becoming exercisable at a redemption price of $0.001 per right.

 DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, without par value. As of March 2, 2011, there were no shares of preferred stock outstanding. Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred stock, except for 40,000 shares of Series A Junior Participating Preferred Stock which were designated in connection with our shareholder rights plan described above.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock.

DESCRIPTION OF WARRANTS

        As of December 31, 2010, there were two series of warrants outstanding to purchase a total of 5,625,483 shares of common stock as follows:

Issued with:	Date Issued	Amount Outstanding		Exercise Price	Term		Expiration Date
Equity offering	October 20, 2005	2,207,183	(1)	$2.56	5 years	(2)	October 20, 2011
Equity offering	April 20, 2007	3,418,300		$5.75	5 years		April 20, 2012
Total	—	5,625,483		—	—		—

(1)
On October 21, 2005, the Company issued and sold 1,016,677 units, with each unit consisting of one common share and one-half of one common share purchase warrant, each whole warrant being exercisable to purchase one common share. We refer to this offering of units as the 2005 Transaction. The warrants issued in the 2005 Transaction contain exercise price reset features that have resulted in an increase the number of shares of common stock issuable upon exercise of such warrants. Pursuant to the terms of these warrants and the rules of the NYSE Amex Equities exchange, the Company is prohibited from issuing in connection with the 2005 Transaction a number of common shares and common shares issuable on exercise of the warrants that exceeds 19.999% of the number of issued and outstanding common shares immediately prior to the 2005 Transaction without obtaining stockholder approval. The number of issued and outstanding shares prior to the issuance of the warrants was 11,360,058, permitting issuance of up to an aggregate of 2,271,900 common shares in connection with the 2005 Transaction. 1,016,677 common shares were issued as part of the units sold in the 2005 Transaction. Accordingly, no more than 1,255,223 common shares may be issued on exercise of the warrants unless the Company obtains shareholder approval for the issuance of such additional shares. Because the number of common shares currently issuable upon exercise of the warrants exceeds the 1,255,223 issuable maximum under the 19.999% limitation, each holder of any such warrant shall only be permitted to exercise its pro rata share of such issuable maximum as calculated under the terms of such warrants. See the Risk Factor on page S-18 for additional information regarding the warrants.

(2)
In October 2010, the Company extended the expiration date of these warrants to October 20, 2011.

UNDERWRITING

        We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock provided below.

Underwriters	Number of Shares
Roth Capital Partners, LLC	4,800,000

Total	4,800,000

        The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriter is not required to take or pay for the shares of common stock covered by the underwriter's over-allotment option described below.

Over-Allotment Option

        We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 720,000 additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered hereby. If the underwriter exercises this option, the underwriter will be obligated, subject to certain conditions, to purchase the additional shares specified in the notice of exercise.

Commission and Expenses

        The underwriter has advised us that it proposes to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.1575 per share. The underwriter may allow a discount from the concession not in excess of $0.07875 per share to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

        The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option to purchase shares.

	Per share	Total Without Exercise of Over-Allotment	Total With Exercise of Over-Allotment
Underwriting discounts and commissions payable by us(1)	$0.1575	$756,000	$869,400

(1)
Does not include a corporate finance fee in the amount of 1% of the gross proceeds, or $0.0315 per share.

        We estimate that expenses payable by us in connection with the offering of our common stock, other than the underwriting discounts and commissions and corporate finance fee referred to above, will be approximately $375,000. We have agreed to reimburse the underwriter for certain out-of-pocket expenses.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

        We and our officers and directors have agreed, subject to certain exceptions, for a period of ninety (90) days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. This 90-day period may be extended if (A) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the 90-day period and ends on the last day of the 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the 90-day period, we announce that we will release earnings results during the sixteen (16) day period beginning on the last day of the 90-day period, then the restrictions imposed by the lock-up agreements shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

        The prospectus supplement and the related prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter, or by an affiliate. Other than this prospectus supplement and the related prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the related prospectus or the registration statement of which this prospectus supplement and the related prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter makes any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing and Transfer Agent

        Our common stock is listed on the NYSE Amex and on the TSX and trades under the symbols "MGN" and "MGT", respectively. The transfer agent of our common stock is Computershare Trust Company, N.A.

Other

        The underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us for which services it may in the future receive customary fees.

        THE UNDERWRITER HAS AGREED THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER, SELL, AGREE TO OFFER OR SELL, SOLICIT OFFERS TO PURCHASE OR SELL, DELIVER, OR OTHERWISE DISPOSE OF ANY COMMON STOCK PURCHASED BY IT IN CANADA OR TO RESIDENTS OF CANADA. ANY SELLING AGREEMENT OR SIMILAR

AGREEMENT WITH RESPECT TO THE COMMON STOCK, IF ANY, WILL REQUIRE EACH DEALER OR OTHER PARTY THERETO TO MAKE AN AGREEMENT TO THE SAME EFFECT.

Notice to Investors in the United Kingdom

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of underwriters for any such offer; or

        (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the issuer or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The underwriter has represented, warranted and agreed that:

        (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the shares in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        (b)   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

        In particular, this document does not constitute an approved prospectus in accordance with European Commission's Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that

Relevant Member State prior to the publication of a prospectus in relation to units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relative Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 euros; and (3) an annual net turnover of more than 50,000,000 euros, as shown in the last annual or consolidated accounts; or

  •
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares are "securities."

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

        The following is a summary of the anticipated material U.S. federal income tax consequences regarding the acquisition, ownership and disposition of our common stock. This summary applies to you only if you hold such common stock as a capital asset. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, regulations promulgated under the Code, and administrative rulings and judicial decisions related thereto. Changes in the laws may alter the tax treatment of the ownership and disposition of our common stock, possibly with retroactive effect.

        This summary is general in nature and does not address the effects of any state or local taxes, U.S. federal estate, gift, or generation-skipping taxes, or the tax consequences in jurisdictions other than the United States. In addition, it does not address all tax consequences that may be relevant to you in your particular circumstances, nor does it apply to you if you are a holder with a special status, such as:

  •
  a person that owns or has owned, or is treated as owning or as having owned under certain ownership attribution rules, 5% or more of our voting stock;

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  a broker, dealer or trader in securities or currencies;

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  a bank, mutual fund, life insurance company or other financial institution;

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  a tax-exempt organization;

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  a qualified retirement plan or individual retirement account;

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  a person that holds our common stock as part of a straddle, hedge, constructive sale or other integrated transaction for tax purposes;

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  a partnership, S corporation, small business investment company or other pass-through entity;

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  an investor in a partnership, S corporation, small business investment company or other pass-through entity;

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  a person whose functional currency for tax purposes is not the U.S. dollar;

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  a person liable for alternative minimum tax;

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  a passive foreign investment company; or

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  a person who recognizes passive activity losses.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership that owns or may acquire our common stock should consult the partner's tax advisor regarding the specific tax consequences of the acquisition and ownership of our common stock.

        No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

        YOU SHOULD CONSULT YOUR OWN ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

        The following discussion applies to you if you are a "U.S. Holder." For purposes of this discussion, a "U.S. Holder" means a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes, or (2) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

  Distributions

        We do not expect to make distributions on our common stock in the foreseeable future. The gross amount of distributions, if any, payable by us on our common stock generally would be treated as dividend income to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends, if any, received by non-corporate U.S. Holders, including individuals, will generally be subject to a 15% maximum U.S. federal income tax rate if received in a taxable year beginning before January 1, 2013. Under current law, dividends received in taxable years beginning after such date will generally be taxed at the same rate as ordinary income. A distribution on our common stock in excess of current or accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. Holder's adjusted basis in such stock (thus reducing, but not below zero, the adjusted tax basis of such stock), and thereafter as gain from the sale or exchange of common stock. See "—Gain on Sale or Other Disposition of Common Stock," immediately below.

  Gain on Sale or Other Disposition of Common Stock

        If you sell or otherwise dispose of our common stock (or are deemed to have sold or disposed of our common stock) in a taxable disposition:

  •
  you will recognize gain or loss equal to the difference (if any) between the amount realized on such sale or other taxable disposition and your adjusted tax basis in such common stock; and

  •
  any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the common stock sold is more than one year at the time of such sale or other taxable disposition.

        Long-term capital gains of non-corporate taxpayers, including individuals, are generally subject to a 15% maximum U.S. federal income tax rate for capital gains recognized in taxable years beginning before January 1, 2013. Under current law, long-term capital gains of non-corporate taxpayers, including individuals, recognized in taxable years beginning after December 31, 2012 will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following summary applies to you if you are a "non-U.S. Holder" of our common stock. A "non-U.S. Holder" is a beneficial owner of a share of our common stock that is not a U.S. Holder.

  Distributions

        We do not expect to make distributions on our common stock in the foreseeable future. Dividends (as described above under U.S. Holders—Distributions), if any, paid to a non-U.S. Holder of our common stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business conducted by the non-U.S. Holder within the United States or, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. Holder in the United States, are not subject to the withholding tax provided that certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Dividends received or deemed to have been received by a corporate non-U.S. Holder that has income effectively connected with a trade or business conducted by such corporate non-U.S. holder in the United States may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty. If we are a "U.S. real property holding corporation" as described below, distributions to Non-U.S. Holders that are not dividends will be subject to withholding of U.S. federal income tax at a 10% rate.

        To claim the benefit of an applicable treaty rate or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. Holder must provide a properly executed IRS Form W-8BEN (to claim treaty benefits) or Form W-8ECI (to claim an exemption from withholding for effectively connected income), or such successor forms as the Internal Revenue Service designates, prior to the payment of dividends. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate and timely claim for refund with the Internal Revenue Service.

  Gain on Sale or Other Disposition of Common Stock

        Generally, a non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. Holder in the United States (or, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. Holder);

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  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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  we are or have been a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes (i.e., if the fair market value of our "United States real property interests" equals or exceeds 50% of the fair market value of all of our trade or business and real property assets).

        An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain realized on a sale or other disposition of our common stock at regular graduated

U.S. federal income tax rates. A non-U.S. Holder that is a foreign corporation described in the first bullet point immediately above will be subject to tax on the gain realized on a sale or other disposition of our common stock in the same manner as if it were a United States person (as defined under the Code) and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain realized on a sale or other disposition of our common stock, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

        With respect to third bullet point above, we believe that we currently are, and expect to be for the foreseeable future, a USRPHC. So long as our common stock is regularly traded on an established securities market, a non-U.S. Holder will be taxable on any gain realized on the sale or other disposition of our common stock if such non-U.S. Holder actually or constructively owns more than 5% of our common stock at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. Holder's holding period for the common stock. However, when and for so long as our common stock is not regularly traded on an established securities market, a non-U.S. Holder will be subject to U.S. taxation at rates applicable to capital gains on any gain realized on the sale of our common stock, and the purchaser of such common stock generally will be required to withhold from the purchase price and pay over to the U.S. Treasury Department an amount equal to 10% of the consideration paid for the common stock.

Recently Enacted Legislation

        The recently enacted Patient Protection and Affordable Care Act (the "PPACA") requires certain individuals, estates or trusts to pay up to an additional 3.8% tax on dividends and capital gains for taxable years beginning after December 31, 2012. The PPACA is the subject of a number of constitutional challenges, and at least one court has held that the PPACA is void.

        Under the recently enacted Foreign Account Tax Compliance Act ("FATCA"), withholding taxes may be imposed on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. FATCA applies to payments made after December 31, 2012, but will not require any amount to be deducted or withheld from any payment under any obligation outstanding on March 18, 2012 or from the gross proceeds from any disposition of such an obligation. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. FATCA generally will impose a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, an account holder may be eligible for refunds or credits of such taxes.

        Prospective purchasers of our common stock should consult their own tax advisors regarding the effect, if any, of the recently enacted legislation described above on their ownership and disposition of our common stock.

Information reporting and backup withholding

        Dividend payments made with respect to shares of our common stock and proceeds from the sale, exchange or other disposition of shares of our common stock may be subject to information reporting requirements and to U.S. backup withholding (currently at a rate of 28%).

        In general, backup withholding will apply with respect to reportable payments made to a U.S. Holder unless (i) the U.S. Holder is a corporation or other exempt recipient and, if required, demonstrates such exemption, or (ii) the U.S. Holder furnishes the payor with a taxpayer identification number on IRS Form W-9 in the manner required, certifies under penalty of perjury that such U.S. Holder is not currently subject to backup withholding and otherwise complies with the backup withholding requirements.

        A Non-U.S. Holder may be required to certify as to its non-U.S. status on IRS Form W-8BEN (or other applicable form) in order to establish an exemption from backup withholding. The payment of proceeds of a sale of common stock effected by or through a U.S. office of a broker is subject to both backup withholding and information reporting unless you provide the payor with your name and address and you certify your non-U.S. status or otherwise establish an exemption from such withholding. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership, backup withholding will not apply but such payments nonetheless will be subject to information reporting, unless such broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding imposed on a payment to a holder will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

LEGAL MATTERS

        Certain legal matters in connection with the common stock offered hereby will be passed upon on behalf of Mines Management by Davis Graham & Stubbs LLP, Denver, Colorado and on behalf of the underwriter by Lowenstein Sandler PC, Roseland, New Jersey.

INTEREST OF EXPERTS

        Our audited consolidated financial statements as of and for the years ended December 31, 2008 and 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by the independent registered public accounting firm Tanner LC. Tanner LC is independent of us in accordance with the rules of the Public Company Accounting Oversight Board and in accordance with the applicable rules and regulations of the SEC. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Tanner LC as an expert in accounting and auditing.

        The statements as to our mineralized material and infromation relating to our Montanore Property which appear or are incorporated by reference herein, have been derived from reports, statements, or opinions prepared or certified by Steve Ristorcelli and David C. Fitch of MDA and Chris Kaye and Geoffrey Challiner of Mine and Quarry Engineering Services, Inc. and have been so included or incorporated in reliance on such companies' and persons' expertise. Each of Steven Ristorcelli, David C. Fitch, Chris Kaye and Geoffrey Challiner is an independent "Qualified Person," as such term is defined in Canadian National Instrument 43-101.

        None of Steven Ristorcelli, David C. Fitch, MDA, Chris Kaye, Geoffrey Challiner and Mine and Quarry Engineering Services, Inc., each being companies or persons who have prepared or certified the preparation of reports, statements or opinions relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common stock.

PROSPECTUS

        MINES MANAGEMENT, INC.

$65,000,000

Common Stock
Preferred Stock Purchase Rights
Preferred Stock
Warrants
Convertible Debt Securities
Debt Securities
Rights
Units

        Mines Management, Inc. may offer and sell from time to time up to $65,000,000 of its shares of common stock, par value $0.001, preferred stock purchase rights, shares of preferred stock, without par value, warrants, convertible debt securities, debt securities, rights or units or any combination of these securities, in one or more transactions on terms to be determined at the time of sale.

        This prospectus provides you with a general description of the securities that we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, including the offering price of the securities. The supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus before you invest in our securities.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

        Our common stock is listed on the NYSE Amex LLC, which we refer to in this prospectus as the NYSE Amex, under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT." On October 15, 2009, the closing price for our common stock on the NYSE Amex was $2.66 per share and the closing price on the Toronto Stock Exchange was Cdn$2.75 per share. As of October 15, 2009, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $49,090,183, which was calculated based on 18,454,956 shares of outstanding common stock held by non-affiliates and on a price per share of $2.66, the closing price of our common stock on the NYSE Amex on October 15, 2009. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2009.

        As used in this prospectus, the terms "Mines Management," "we," "our," "ours" and "us" may, depending on the context, refer to Mines Management, Inc. or to one or more of Mines Management, Inc.'s consolidated subsidiaries or to Mines Management, Inc. and its consolidated subsidiaries, taken as a whole. When we refer to "shares" throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

        References in this prospectus to "$" are to United States dollars. Canadian dollars are indicated by the symbol "Cdn$".

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC, using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $65,000,000.

        This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website, located at www.sec.gov, or at the SEC's offices referenced under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

        In addition, because we are traded on the Toronto Stock Exchange, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym "SEDAR."

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009;

  •
  our Proxy Statement on Schedule 14A filed in connection with our annual meeting of shareholders held on June 18, 2009, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on April 30, 2009;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 11, 2009 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 7, 2009;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 29, 2009, April 21, 2009, and June 19, 2009; and

  •
  the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

        In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of this registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings, at no cost, by writing or calling James H. Moore, Vice President and Chief Financial Officer, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050 or by contacting the SEC as described above.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF
MEASURED, INDICATED AND INFERRED RESOURCES

        The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" that are used in documents incorporated by reference into this prospectus are defined in and required to be disclosed by Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects, commonly known as NI 43-101; however, these terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable or will ever be upgraded to a higher category. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, information included or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus contains descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under only United States federal securities laws and the rules and regulations promulgated thereunder.

RATIO OF EARNINGS TO FIXED CHARGES

        We are engaged in the business of acquiring and exploring mining properties. None of our properties are currently in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 2004, 2005, 2006, 2007 and 2008 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2004, 2005, 2006, 2007 or 2008, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference in this prospectus, contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, which we sometimes refer to in this prospectus as the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, business, prospects, plans, objectives, goals, potential acquisitions, strategies, future events, capital expenditures, and exploration efforts. The use of any statements containing the words "development," "intend," "believe," "estimate," "project," "expect," "anticipate," "plan," "should" or similar expressions are intended to identify such statements. These statements include, among other things, comments regarding further exploration and evaluation of the Montanore Project, including planned rehabilitation and extension of the Libby adit, drilling activities, feasibility determination, engineering studies, environmental and permitting requirements, process and timing; estimates of mineralized material and measured, indicated and inferred resources; financing needs; plans to acquire other exploration properties or other companies; planned expenditures in 2009 and 2010; potential completion of a bankable feasibility study; and the markets for silver and copper.

        Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading "Risk Factors" in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2008.

        Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, worldwide economic and political events affecting the supply of and demand for silver and copper, volatility in the market price for silver and copper, financial market conditions and the availability of financing on terms acceptable to Mines Management, Inc., uncertainty regarding whether reserves will be established at our Montanore Project, uncertainties associated with developing new mines, variations in ore grade and other characteristics affecting mining, crushing, milling and smelting and mineral recoveries, geological, technical, permitting, mining and processing problems, the availability, terms, conditions and timing of required governmental permits and approvals, uncertainty regarding future changes in applicable law or implementation of existing law, the availability of experienced employees, uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and other risks and uncertainties set forth below under the caption "Risk Factors" in this prospectus and in our periodic report filings with the SEC.

        Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

OUR BUSINESS

Overview

        Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 20, 1947. Our principal executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201, and the telephone number at that office is (509) 838-6050. Our Internet address is www.minesmangement.com. Information contained on our website is not a part of this prospectus or the documents incorporated herein by reference.

        Our principal mineral property interest is held by one of our wholly owned subsidiaries, Newhi, Inc., and is referred to as the Montanore Project. The Montanore property is currently in the exploration stage. We have commenced re-permitting of the Montanore Project and are determining its feasibility for development. None of our properties are currently in production.

        Our common stock is listed on the NYSE Amex under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT."

The Montanore Project

        The Montanore Project is located in northwestern Montana, and between 1988 and 2002 was owned by Noranda Minerals Corporation, which we sometimes refer to in this prospectus as Noranda. During that time the project received a record of decision from the United States Forest Service and the State of Montana, allowing Noranda to proceed with full operations, but the project was never put into operation. In addition, all other major permits required for the project were also issued during this time period. From 1988 to 2002, we held royalty rights to a portion of the deposit. In 2002, Noranda announced that it was abandoning the project, and subsequently transferred to us by quitclaim deed the patented and unpatented mining claims that control the mineral rights, and all drill core and intellectual property, including geologic, environmental and engineering studies, relating to the Montanore Project.

        In May 2006, we acquired two Noranda subsidiaries that held title to the Montanore property providing access to the 14,000 foot Libby adit and related permits. Through this acquisition, we also received the State of Montana operating permit for the Montanore Project. In March 2008, we obtained authorization from the State of Montana to resume the exploration activities started by Noranda. We submitted revisions that allowed us to reopen the Libby adit and to dewater and rehabilitate the adit. The Libby adit, when extended, will provide access to the Montanore deposit for our planned underground evaluation drilling program. We reopened the Libby adit in June 2006 and water sampling and testing were completed in July 2006.

        In November 2006, we received another permit revision approval allowing us to proceed with our planned underground evaluation drilling program at the Montanore Project. This advanced exploration and delineation drilling program includes the following: development and advancement of the Libby adit by 3,000 feet to access the deposit, drifting of approximately 10,000 feet and establishment of drill stations, and diamond core drilling of approximately 45,000 feet among approximately 50 holes. Results of the drill program, if successful, are expected to provide data to assist in completion of a bankable feasibility study and further optimization of the mine plan.

        Also, in the fourth quarter of 2006, we purchased a site generator and erected a warehouse building at the Libby adit site, along with an office and employee change facility. We established a $1.1 million stand-by letter of credit in early January 2007 to satisfy reclamation bonding requirements related to our planned exploration at the Libby adit.

        In 2007, we completed the construction of site infrastructure to support our planned underground evaluation program at the Montanore Project. This included the design, engineering and construction of a $1.3 million water treatment plant to process all water pumped out of the adit. The utility design was completed and an initial order of electrical supplies, ventilation material, pumping equipment, and ground control roof bolts and supplies have been delivered to the site. Construction of a dry storage structure for inventory was completed in the fall of 2007.

        The initial fleet of surface equipment and underground equipment was purchased at a cost in excess of $6 million and delivered in the third and fourth quarters of 2007. In 2008, we continued the testing and installation of the adit dewatering system in preparation for the planned 3,000 foot extension and initiation of the drilling program. Other preparations for the commencement of drifting and delineation drilling included the retention of Small Mine Development, which managed the adit advancement and the drilling program, engineering for a new nitrate circuit addition to the water treatment facility and installation of the initial sumps and pumping system, consisting of two declining drifts approximately 15 × 15 in section and 80 feet long each. Two sumps were placed into service during the third quarter of 2008. These sumps are part of the overall dewatering system designed to clarify water from the adit before sending it to the water treatment plant on the surface. Construction of the sumps allowed us to test most of the mining equipment that will be used during the adit advancement and future development activities.

        Current operations on the Libby adit include continued operations on the Montanore site water treatment system and dewatering of the decline. After completion of the 7,200 foot level sump and decanting system, Small Mine Development, the adit rehabilitation contractor, was demobilized April 30, 2009 as an expenditure conservation measure pending completion of the permitting process that, once complete, will allow us to move forward with our planned underground evaluation drilling program. To date, infrastructure placed in the decline includes a refuge chamber, mine power center and temporary pump station along with the previously installed sumps and pumping system at the 700 ft. location. The decline is now in a standby mode until the environmental review progresses, as discussed below.

        In order to advance the Montanore Project past the exploration stage, we must obtain the requisite project approvals and permits from the U.S. Forest Service, the State of Montana, and the Army Corps of Engineers. The U.S. Forest Service determined that the exploration activities approved by the State of Montana required its approval as well and determined the review process should be incorporated into the current environmental impact statement process for the full project. The U.S. Forest Service and the State of Montana are undertaking a joint review of the Montanore Project and related permits, a process that we initiated in 2004 and generally takes a number of years to complete. A central element of the federal and state project review is the completion of a thorough environmental review process, which will be documented in a joint Environmental Impact Statement, which we sometimes refer to in this prospectus as the EIS. Prior to issuance of a record of decision, the U.S. Forest Service is required to complete a draft EIS, solicit and consider public comments, prepare a final EIS, undertake a biological assessment, and initiate consultation with the U.S. Fish and Wildlife Service for the purpose of issuing a biological opinion addressing the impact of the project on threatened and endangered species, including grizzly bear, lynx and bull trout. Following the issuance of a final EIS, the U.S. Forest Service would issue a record of decision setting forth its decision on our proposed plan of operations and hard rock mining program. Following issuance of the record of decision, and resolution of any appeals or legal challenges to the same, we would receive the required permits from the various agencies and finalize the Montanore Project based on the results of the completed agency review.

        In the second quarter of 2009, the U.S. Forest Service and the Montana Department of Environmental Quality, which we sometimes refer to in this prospectus as the agencies, issued a draft EIS for public review relating to the Montanore site. The meeting for public comments on the draft

EIS was held on April 16, 2009, and the public comment period expired, after an extension of the period by the agencies, on June 29, 2009. As part of the comment period, a site meeting occurred in June 2009 with the agencies, the Environmental Protection Agency, which we refer to as the EPA in this prospectus, and the Army Corps of Engineers to review the project.

        The agencies have compiled the list of public comments and issues and are responding to those issues in preparation of the final EIS. Part of the effort will be to review the technical information pertinent to the project and public comments. This portion of the effort is currently underway.

        The agencies have reviewed our three-dimensional hydrologic model and are working collaboratively to determine how it can be implemented in a final EIS. This new model addresses water quantity, water quality, and other public and agency comments for the project. We have also started to initiate hydrological investigation in the Libby adit, as required by minor revisions to our Hard Rock Operating Permit 150, which will provide important technical data for the hydrologic model.

        Additional review of the geochemical analysis completed in the draft EIS pertaining to water quality and waste rock quality is underway. We have submitted additional mine planning details to refine waste tonnages and disposal areas.

        One evaluation that must be included in the final EIS involves an analysis of potential project discharges of dredged or fill material into waters of the United States, including wetlands. Such discharges are regulated by Section 404 of the Clean Water Act which requires a permit before dredged or fill material may be discharged. In connection with the Section 404 permitting process, the tailings alternatives for the Montanore Project are currently being reviewed by the Army Corps of Engineers, U.S. Forest Service, State of Montana, and EPA. Specifically, in selecting the least environmentally damaging practicable alternative, the relevant government agencies are evaluating the proposed locations for the construction of a tailings impoundment based on which location best affords protection of the aquatic ecosystem while enabling us to meet our project purpose.

        The U.S. Forest Service has initiated the development of the biological assessment for the project. In order to complete the last remaining portion of the biological assessment, final selection of the alignment of electricity transmission lines for the project must first be approved by the State of Montana. This will also allow the consultation process between the U.S. Forest Service and the U.S. Fish and Wildlife Service to commence.

        If all issues are resolved satisfactorily, the overall project permitting schedule anticipates that a record of decision could be issued by the U.S. Forest Service sometime in the first half of 2010.

        Engineering and geology work continues at Montanore using existing information. Geology confirmation mapping is beginning with the advance of the rehabilitation down the decline. Currently, hydrological studies are being carried out for the creation of a hydrological model for the rock formations being crossed by the decline. Ongoing optimization and trade-off studies will help prepare assumptions that will be used in development of a feasibility study on the Montanore Project.

        Engineering for the nitrate removal addition to the water treatment system is complete with construction on hold pending receipt of the final EIS and record of decision. Construction of the nitrate system is scheduled to start and be completed prior to beginning the final section of the adit to reach the ore body and install drill stations. The current schedule is to begin construction of the concrete chambers in late April/early May of 2010 based on timing of receipt of the record of decision following completion of a final EIS.

Other Properties

        We also own certain patented and unpatented mining claims on zinc proprieties in northern Washington state, which we sometimes refer to in this prospectus as the Iroquois and Advance properties. We have not conducted mining activities on these properties since the 1960s. In December 2007, we completed an impairment analysis of the carrying values of the Iroquois and Advance properties relative to their immediate development potential. In connection with that evaluation, we wrote off the capitalized costs associated with the properties in the amount of $226,000 which had been recorded in connection with mining activity that occurred in the 1950s. We continue to hold the real property, mining claims, and patented claims underlying the Iroquois and Advance properties; however, such property, mining claims, and patented claims do not have any book value in our consolidated financial statements. We also generate minor income from a working interest royalty, acquired more than 40 years ago, in several producing oil wells located in Kansas.

RISK FACTORS

        An investment in the securities offered hereby involves a high degree of risk. You should consider the risk factors set forth below and the other information in this prospectus before purchasing any of our securities. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

We have no recent history of production.

        We have no recent history of producing silver or other metals. The development of our Montanore Project would require the construction and operation of mines, processing plants, and related infrastructure. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any such operations may not achieve profitability.

We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for at least the next three years. As of June 30, 2009, we had an accumulated deficit of approximately $39.9 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no proven or probable reserves.

        We are currently in the exploration stage of mining and have no proven or probable reserves, as those terms are defined by the SEC, on any of our properties including the Montanore Project. The mineralized material identified to date in respect of the Montanore Project has not demonstrated economic viability and we cannot provide any assurance that mineral reserves with economic viability will be identified on that property.

        In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for us to advance the exploration of our Montanore Project by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity which would provide the basis for a feasibility study which would demonstrate with reasonable certainty that the mineralized material can be economically extracted and produced. We do not have sufficient data to support a feasibility study with regard to the Montanore Project, and in order to perform the drill work to support such feasibility study, we must obtain the necessary permits to continue our exploration efforts. It is possible that, even after we have obtained sufficient geologic data to support a feasibility study on the Montanore Project, such study will conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Montanore property, we may not be able to generate any revenues.

        Even if we discover mineral reserves on the Montanore property in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as Montanore will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

There are differences in U.S. and Canadian requirements for reporting of resources and mineralization, and some information required by Canadian reporting is not permitted under SEC guidelines.

        The mineralization figures presented in the documents incorporated by reference in this prospectus and our press releases and other public statements that may be made from time-to-time are based upon estimates made by independent geologists. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Although we are a U.S. company traded on the NYSE Amex, we also report estimates of resources that are prepared in accordance with Canadian standards because we are also traded on the Toronto Stock Exchange and are thus subject to Canadian reporting requirements. These resource estimates were prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. The reporting standards required by NI 43-101 are different from the standards generally permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Accordingly, information concerning descriptions of mineralization and resources contained in our public filings may not be comparable to information made public by other U.S. companies subject to only the U.S. reporting and disclosure requirements of the SEC.

        Under NI 43-101, we report measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. Under SEC rules, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of a feasibility study or other economic evaluations. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resource will ever be upgraded to a higher category. See "Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources" above.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  design mining and processing facilities.

        If we discover ore at the Montanore Project, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

        If our exploration efforts at Montanore are successful, our current estimates indicate that we would be required to raise approximately $415 million in external financing to develop and construct the Montanore Project. Sources of external financing could include bank borrowings and debt and equity offerings, but financing has become significantly more difficult to obtain in the current market environment. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and we may not be able to realize our assets and settle our liabilities in the normal course of business at amounts reflected in our financial statements included or incorporated by reference in this prospectus.

We may not be able to obtain permits required for development of the Montanore Project.

        In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our Montanore Project. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, its proximity to core habitat of certain protected species, including the grizzly bear, bull trout and lynx, and the efforts of a third party to permit another mining operation near the Montanore Project. Private groups dedicated to protection of the environment have been active in opposing permitting of other projects in and near the Cabinet Wilderness Area.

        In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Montanore Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the Montanore Project could result.

        Permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

        The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits and, if obtained, that the permitting costs involved will not exceed those that had been previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the further exploration, development or operation of a mine or mines at the Montanore Project.

The mining industry is intensely competitive.

        The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to locate acquisition targets, hire experienced mining professionals and acquire exploration resources.

Our future success is subject to risks inherent in the mining industry.

        Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

  •
  insufficient ore reserves;

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  fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;

  •
  significant environmental and other regulatory restrictions;

  •
  labor disputes; geological problems;

  •
  failure of underground stopes and/or surface dams;

  •
  force majeure events; and

  •
  the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

        If we establish reserves, complete a favorable feasibility study for the Montanore Project, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

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  supply of, and demand for, silver and copper;

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  speculative activities;

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  expectations for inflation; and

  •
  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. As reported on the website www.kitco.com, during the five-year period ended September 30, 2009, the high and low settlement prices for silver were $20.92 and $6.39 per ounce. As reported on the website www.tradeservice.com, the high and low settlement prices for copper were $4.07 and $1.24 per pound during the five-year period ended September 30, 2009.

We have ongoing reclamation obligations on the Montanore Project properties.

        Although we have posted bonds with the State of Montana to cover expected future mine reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

We are subject to significant governmental regulations.

        Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

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  environmental protection;

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  management and use of toxic substances and explosives;

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  management of natural resources;

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  exploration and development of mines, production and post-closure reclamation;

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  taxation;

  •
  labor standards and occupational health and safety, including mine safety; and

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  historic and cultural preservation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

        From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Montanore Project and to explore and develop other mineral projects.

We are subject to environmental risks.

        Mining exploration and mining are subject to the potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The title to some of our properties may be uncertain or defective.

        Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and millsite claims. Certain of our United States mineral rights consist of "unpatented" mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872, which we refer to in this prospectus as the General Mining Law. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of our unpatented mining and millsite claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

        In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation could, among other things, impose royalties on silver and copper production from unpatented mining and millsite claims located on federal lands or impose fees on production from patented mining and millsite claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

        While we have no reason to believe that title to any of our properties is in doubt, title to mining properties is subject to potential claims by third parties claiming an interest in them.

Anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our shareholders.

        Certain provisions of our articles of incorporation, as amended, our bylaws, as amended, and of Idaho law could discourage, delay or prevent a merger, acquisition, or other change of control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of common stock of our company. Specifically, our articles of incorporation divides our board of directors into three classes having staggered terms of office. This may prevent or frustrate attempts by our shareholders to replace or remove our management. We have also implemented a shareholders rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our board of directors has also approved employment agreements with certain of our executive officers that include change of control provisions that provide severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of us. These agreements could affect the consummation of and the terms of a third party acquisition. We are also subject to provisions of Idaho law that could have the effect of delaying, deferring or preventing a change in control of our company. One of these provisions prevents us from engaging in a business combination with any interested shareholder for a period of three years from the date the person becomes an interested shareholder, unless specified conditions are satisfied.

Our management could have broad discretion over the use of the net proceeds from any particular offering, and you will not necessarily know how the proceeds are to be used. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        As described under the heading "Use of Proceeds" below and in any prospectus supplement, we may use the net proceeds from particular offerings for a number of general corporate purposes, including, among other things, our drilling program at the Montanore Project and funding of acquisitions. Therefore, particularly with respect to the portion of proceeds allocated to acquisitions and general corporate purposes, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity to approve any particular acquisition or to assess whether the proceeds are being used in a manner of which you approve. It is possible that the proceeds will be invested in ways that do not yield a favorable, or any, return for us.

The market price of our common stock is subject to volatility and could decline significantly.

        Our common stock is listed on the NYSE Amex and the Toronto Stock Exchange, or TSX. Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. This volatility has been exacerbated in the latter half of 2008 and the first half of 2009 because of global economic disruptions. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our financial condition or results of operations as reflected in our quarterly earnings reports. Over the last three years, the closing price of our common shares as reported on the NYSE Amex has fluctuated from a low of $0.57 per share to a high of $6.44 per share. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

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  the extent of analytical coverage available to investors concerning our business is limited because investment banks with research capabilities do not follow our securities;

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  the trading volume and general market interest in our securities could affect an investor's ability to trade significant numbers of shares of our common stock;

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  the relatively small size of the public float will limit the ability of some institutions to invest in our securities; and

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  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the NYSE Amex and the Toronto Stock Exchange, further reducing market liquidity.

        As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

We do not intend to pay any cash dividends in the foreseeable future.

        We have never paid cash dividends and any future decision as to the payment of cash dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. We intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock.

Our shareholders are subject to future dilution by the exercise of options and warrants, and the existence of a significant number of options and warrants can depress the price of our common stock.

        As of September 30, 2009, we had 22,920,076 shares outstanding. As of that date, there were (i) options outstanding to purchase up to 1,710,000 shares of common stock at exercise prices ranging from $0.99 to $5.70 per share and (ii) warrants outstanding to purchase 5,300,784 shares at exercise prices ranging from $4.00 to $5.75 per share. We have customarily repriced stock options when the exercise price falls $1.00 or more below the prevailing market price of our common stock. 2,565,000 additional shares of common stock are available for issuance under our stock option plans. If we issue additional options or warrants, or if currently outstanding options or warrants to purchase our common stock are exercised, the investments of our shareholders would be further diluted. In addition, the potential for exercise of a significant number of options and warrants can have a depressive effect on the market price for our common stock.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the development drilling program at the Montanore Project, for the acquisition, exploration and development of additional companies, properties or interests, for working capital and for general corporate purposes. Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

        We may sell the securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute such securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our securities, including:

  •
  the offeror of the securities;

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  the terms of the securities to which the prospectus supplement relates;

  •
  the name or names of any underwriters;

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  the purchase price of the securities (if then known) and the proceeds to be received from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE Amex, Toronto Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Securities may be sold directly by us or through agents or underwriters designated by us from time to time. We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2009, there were 22,920,076 shares of common stock issued and outstanding and 9,575,784 shares of common stock reserved for issuance under our stock option plans and associated with outstanding stock options and outstanding warrants.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

        Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

        In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

        Our common stock is not redeemable or convertible.

Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, the initial offering price and market prices relating to the shares.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation, and our bylaws because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Computershare Trust Company, N.A. in Denver, Colorado is the transfer agent and registrar for our common stock.

Shareholder Rights Plan

        All shares of our common stock are issued with preferred share purchase rights attached thereto. On June 18, 2009, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $12.00 in cash, subject to adjustment, if and when the rights become exercisable. Each one-thousandth of a share of Series A Junior Participating Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the right does not give its holder any dividend, voting, or liquidation rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of June 18, 2009, between us and Computershare Trust Company, N.A., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 20% or more) of our common stock. If any person or group acquires 20% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person or group) will entitle the holder to purchase our common stock or common stock of the acquiring company having a market value of approximately two times the $12.00 exercise price. The rights expire on June 18, 2019, and can be redeemed by us at any time prior to their becoming exercisable at a redemption price of $0.001 per right.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, without par value. As of October 9, 2009, there were no shares of preferred stock outstanding. Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred stock, except for 40,000 shares of Series A Junior Participating Preferred Stock which were designated in connection with our shareholder rights plan described above.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock. All preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to any preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  the number of shares of preferred stock offered and the offering price of the preferred stock;

  •
  the title and stated value of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  the date from which dividends on the preferred stock will accumulate, if applicable;

  •
  the liquidation rights and preferences of the preferred stock;

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  the procedures for auction and remarketing, if any, of the preferred stock;

  •
  the sinking fund provisions, if applicable, for the preferred stock;

  •
  the redemption provisions, if applicable, for the preferred stock;

  •
  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  whether the preferred stock will have voting rights and the terms of any voting rights, if any;

  •
  whether the preferred stock will be listed on any securities exchange;

  •
  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

  •
  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred stock offered by the prospectus supplement.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

        As of September 30, 2009, there were three series of warrants outstanding to purchase a total of 5,300,784 shares of common stock as follows:

Issued with:	Date Issued	Amount Outstanding	Exercise Price	Term	Expiration Date
Equity offering	February 3, 2004 and February 13. 2004	362,250	$4.00	6 years	February 10, 2010
Equity offering	October 20, 2005	1,520,234	$4.00	5 years	October 20, 2010
Equity offering	April 20, 2007	3,418,300	$5.75	5 years	April 20, 2012
Total	—	5,300,784	—	—	—

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

  •
  the number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the prices of the warrants may be payable;

  •
  the securities for which the warrants are exercisable;

  •
  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

  •
  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

  •
  whether the warrants will be listed on any securities exchange;

  •
  any material risk factors relating to such warrants;

  •
  if applicable, the identity of the warrant agent; and

  •
  any other terms of such warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities and convertible debt securities that we may offer from time to time. When we offer to sell a particular series of debt securities or convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security or convertible debt security that you purchase. As of the date of this prospectus, we have no outstanding registered debt securities.

        The debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Any such indenture entered into by us will be governed by the Trust Indenture Act. Unless otherwise specified in a supplement to this prospectus, the debt securities or convertible debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

        The terms of each series of debt securities or convertible debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities or convertible debt securities will be described in a prospectus supplement relating to such series.

        The indenture does not limit the amount of debt securities or convertible debt securities that we may issue under the indenture. The debt securities or convertible debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities or convertible debt securities being offered the aggregate principal amount, prices and terms of the securities. These terms may include:

  •
  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal, premium and interest payments may be made on the debt securities;

  •
  the currency or currencies in which the debt securities are issued and payable;

  •
  the conversion or exchange provisions applicable to the debt securities;

  •
  any mandatory or optional redemption provisions applicable to the debt securities;

  •
  any sinking fund or analogous provisions applicable to the debt securities;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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  any provisions relating to any security provided for in the debt securities;

  •
  any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

  •
  the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

  •
  any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

        We may issue debt securities or convertible debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

        If we denominate the purchase price of any of the debt securities or convertible debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities or convertible debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities or convertible debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        Each debt security or convertible debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we refer to any debt security or convertible debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Book-Entry Debt Securities" below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

        Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Mines Management, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change in Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

        Consolidation, Merger and Sale of Assets.    We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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  we are the surviving corporation, or the surviving entity (if other than Mines Management, Inc.) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

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  immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

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  default in the payment of principal of any debt security of that series when due and payable;

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  an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization of our company; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under other indebtedness in existence from time to time, including bank debt, if any. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security's right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        Mines Management and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of each holder of each series of affected debt security then outstanding:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

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  make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

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  reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

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  make any change to the provisions of the indenture relating to the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment after such debt security has become due and to waivers or amendments; or

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

        Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Covenant Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described above under the heading "Covenants" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series.

        The conditions include:

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  depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        For purposes of this discussion, "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

        We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of debt securities, preferred stock, or common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  the date of determining the shareholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each shareholder;

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  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

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  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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  the designation and terms of the units and the securities included in the units;

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  the description of the terms of any unit agreement governing the units;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences; and

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  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

        Our audited consolidated financial statements as of December 31, 2007 and for the years ended December 31, 2007 and 2006, included in our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by LeMaster & Daniels PLLC, an independent registered public accounting firm. Our audited consolidated financial statements as of and for the year ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by the independent registered public accounting firm Tanner LC. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of LeMaster & Daniels PLLC and Tanner LC as experts in accounting and auditing.

        Our mineralized material, or mineral resources, at December 31, 2008, incorporated by reference herein, was calculated by Mine Development Associates Inc. All such information incorporated by reference herein is presented in reliance upon the authority of that firm as experts in such matters.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MINES MANAGEMENT, INC.

4,800,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

March 3, 2011